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                                                                      EXHIBIT 5
                                  [LETTERHEAD]

                                September  , 1996
                                                                         DRAFT


RMH Teleservices, Inc.
40 Morris Avenue
Bryn Mawr, PA 19010

                  Re:      Registration Statement Under
                           The Securities Act of 1933 on Form S-1,
                           File No.333-07501 (the "Registration Statement")

Dear Sirs:

                  As counsel to RMH Teleservices, Inc., a Pennsylvania corporation (the "Company"), we have assisted in the preparation of the Registration Statement filed with the Securities and Exchange Commission under the Securities Act of 1933 as amended, covering 3,220,000 shares of the Company's Common Stock, no par value per share, consisting of 2,800,000 shares (the "Primary Shares") which will be sold to the Underwriters named in the Registration Statement pursuant to the Underwriting Agreement filed as an exhibit to the Registration Statement (the "Underwriting Agreement") and 420,000 shares (the "Option Shares") for which the Underwriters have an option to purchase from the Company solely to cover over-allotments.

                  In this connection, we have examined and considered the original or copies, certified or otherwise identified to our satisfaction, of the Company's Articles of Incorporation, as amended, its Amended and Restated Bylaws, resolutions of its Board of Directors and such other documents and corporate records relating to the Company and the issuance and sale of the Primary Shares and Option Shares as we have deemed appropriate for purposes of rendering this opinion.

                  In all examinations of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostat or other




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RMH Teleservices, Inc.
August   , 1996
Page 2


                                                                           DRAFT

copies. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company.

                  Based upon the foregoing examination and the information thus supplied, it is our opinion that when the Primary Shares and Option Shares are sold to and paid for by the Underwriters pursuant to the terms of the Underwriting Agreement, such shares will be duly authorized, validly issued, fully paid and non-assessable.

                  We hereby expressly consent to the reference to our Firm in the Registration Statement under the Prospectus caption "Legal Matters," and to the inclusion of this opinion as an exhibit to the Registration Statement.


                                                      Very truly yours,



                                             WOLF, BLOCK, SCHORR and SOLIS-COHEN